UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2010

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina		29566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 (this “Amendment”) to the Form 8-K filed by Integrated Environmental Technologies, Ltd. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 5, 2010 (the “Original Report”), is to correct information regarding the stockholder vote on the Amended and Restated Articles of Incorporation of the Company.  The Amended and Restated Articles of Incorporation of the Company were submitted to the Company’s stockholders for approval at the annual meeting of the stockholders held on September 30, 2010 (the “Annual Meeting”).  The Original Report stated that the Amended and Restated Articles of Incorporation were approved by the stockholders at the Annual Meeting.  However, the Amended and Restated Articles of Incorporation did not receive the requisite vote of the stockholders to be approved under the provisions of Nevada law, which requires an amendment to a Nevada corporation’s articles of incorporation be approved by stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, as opposed to a majority of the votes cast at a meeting of the stockholders.  Therefore, the Original Report incorrectly stated that the Amended and Restated Articles of Incorporation had been approved by the stockholders at the Annual Meeting.

The other matters acted upon by the Company’s stockholders at the Annual Meeting were: (1) the approval of the Company’s Amended and Restated Bylaws; (2) the approval of the Company’s 2010 Stock Incentive Plan; (3) the election of five directors; and (4) the ratification of the appointment of the Company’s independent auditors.  A majority of the votes cast at the Annual Meeting was required to approve each of matters (1), (2) and (4) and a plurality of the votes cast at the Annual Meeting was required for matter (3).  At the Annual Meeting, matters (1), (2) and (4) were approved by a majority of the votes cast by the stockholders and, as to matter (3), the nominees for director were elected by a plurality of the votes cast by the stockholders.

This Amendment amends the information contained in the Original Report in its entirety.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 30, 2010, the Company held the Annual Meeting of the Company’s stockholders to consider and approve the following matters:

1.	The amendment of the Company’s Articles of Incorporation and By-laws to change the address of the Company’s resident agent and to modify the staggered terms of the Board of Directors;

2.	The election of each of William E. Prince, Wayne Kinsey, III, David N. Harry, Marion C. Sofield and Valgene L. Dunham as directors;

3.	The amendment of the Company’s Articles of Incorporation to authorize 50,000,000 shares of preferred stock, par value $0.001 per share;

4.	The approval of the Company’s 2010 Stock Incentive Plan; and

5.	The ratification of the appointment of Weaver & Martin, LLC as the Company’s independent auditors for the year ending December 31, 2010.

On August 19, 2010, the record date for the Annual Meeting (the “Record Date”), there were 105,761,228 shares of the Company’s common stock issued and outstanding.  A total of 87,676,724 shares of the Company’s common stock were present at the Annual Meeting, in person or by proxy, representing approximately 83% of the issued and outstanding shares of the Company’s common stock on the Record Date, and constituting a quorum.

Balloting for each of the proposals set forth above was as follows:

1.	The amendment of the Company’s Articles of Incorporation and By-laws to change the address of the Company’s resident agent and to modify the staggered terms of the Board of Directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
46,859,661	10,573,372	1,419,855	28,823,836

2.	The election of each of William E. Prince, Wayne Kinsey, III, David N. Harry, Marion C. Sofield and Valgene L. Dunham as directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William E. Prince	56,571,338	2,281,550	28,823,836
Wayne Kinsey, III	55,218,751	3,634,137	28,823,836
David N. Harry	55,228,751	3,624,137	28,823,836
Marion C. Sofield	56,581,378	2,271,510	28,823,836
Valgene L. Dunham	56,581,378	2,271,510	28,823,836

3.	The amendment of the Company’s Articles of Incorporation to authorize 50,000,000 shares of preferred stock, par value $0.001 per share:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,233,382	9,552,731	66,775	28,823,836

4.	The approval of the Company’s 2010 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,495,250	3,280,239	35,077,399	28,823,836

5.	The ratification of the appointment of Weaver & Martin, LLC as the Company’s independent auditors for the year ending December 31, 2010:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
84,252,971	3,346,602	77,151	28,823,836

Proposal 1 received the approval of a majority of the votes cast at the Annual Meeting and was approved solely with respect of the amendment to the Company’s Bylaws.  The nominees for director under Proposal 2 received the approval of a plurality of the votes cast at the Annual Meeting and were elected to the Board of Directors.  Proposals 4 and 5 received the approval of a majority of the votes cast at the Annual Meeting and were approved.

The amendments to the Company’s Articles of Incorporation under Proposal 1 and Proposal 3 were not approved.  Under Nevada law, an amendment to a Nevada corporation’s articles of incorporation requires the approval of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power.  Although the amendments to the Company’s Articles of Incorporation under Proposal 1 and Proposal 3 received the approval of a majority of the votes cast at the Annual Meeting, neither received the approval of stockholders holding shares in the Company entitling them to exercise a majority of the voting power, which would have required the approval of stockholders holding at least 52,880,615 shares of the Company’s common stock, based on 105,761,228 shares of common stock issued and outstanding on the Record Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES. LTD. (Registrant)

By:	/s/ David R. LaVance
David R. LaVance President and Chief Executive Officer

Date:  August 31, 2011